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1                                                                Exhibit 10.13
                             SUN COMPANY, INC.
                 DEFERRED COMPENSATION AND BENEFITS TRUST


     TRUST AGREEMENT (the "Trust"), dated February 1, 1996, by and between Sun Company, Inc., a Pennsylvania corporation (the "Company"), Mellon Bank, N.A. (the "Trustee") and Towers Perrin (the "Recordkeeper").

     WHEREAS, the Company (or certain of its subsidiaries) is or may become obligated under certain employee benefit plans or agreements to make payments to certain persons who at any time prior to the occurrence of a "Change in Control" of the Company (as defined herein) were employees of the Company (or certain of its subsidiaries) (the "Executives") and their beneficiaries; and

     WHEREAS, in order to assure that future payment of such amounts would not be improperly withheld in the event of a Change in Control of the Company, the Company has previously established a trust (hereinafter called "Trust") the assets of which are subject to the claims of Company's creditors in the event of Company's Insolvency (as herein defined in section 5 (a)) until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

     WHEREAS, the Company has determined to amend and restate such Trust in its entirety, effective as of February 1, 1996, in order to meet the requirements established in Revenue Procedure 92-64 of the United States Internal Revenue Service; and

     WHEREAS, it is the intention of the parties that this Trust, as so amended and restated, shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained to provide deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Company to make contributions to such amended and restated Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby amend and restate the Trust in its entirety, and agree that such amended and restated Trust shall be comprised, held and disposed of as follows:
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Section 1.  The Plans

(a) The plans and/or agreements that are subject to this Trust (collectively referred to as the "Plans") are listed on Appendix A hereto. Prior to a Change in Control of the Company, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may from time to time designate additional plans and/or agreements that are subject to this Trust (collectively referred to as the "Plans") or delete any Plan from this Trust.

(b) The Company (or certain of its subsidiaries) shall continue to be liable to the Executives to make all payments required under the terms of the Plans to the extent such payments have not been made pursuant to this Trust. Distributions made from the Trust to or for Executives in respect of the Plans pursuant to Section 4 hereof, shall, to the extent of such distributions, satisfy the Company's (or certain of its subsidiaries') obligation to pay benefits to such Executives under the Plans.

Section 2.  Establishment of Trust

(a) Company hereby deposits with Trustee in trust the sum of $100 in cash which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)  The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual
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     rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 5(a) herein.

(e) In the event of a Potential Change in Control of the Company, an additional amount of cash (or property acceptable to the Trustee having a fair market value equal to such amount, or some combination thereof), representing the sum of the amounts, determined as provided below, plus an amount equal to 5% of that amount to provide for expenses and other costs of maintaining the Trust (collectively, the "Required Funding Amount"), shall be delivered not later than 30 days after the occurrence of a Potential Change in Control of the Company (as defined in Section 13(e) hereof).

(f) In the event the Compensation Committee designates additional Plans that are subject to this Trust and/or Plans subject to this Trust are amended after a Potential Change in Control of the Company, the Treasurer shall, unless the Trust Corpus shall theretofore have been released pursuant to
     Section 6(a) hereof, recalculate the Required Funding Amount. If the amount so calculated exceeds the fair market value of the assets then held in trust, the Company shall promptly (and in no event later than 30 days from the date of such recalculation) pay to the Trustee an amount of cash (or property acceptable to the Trustee having a fair market value equal to such amount, or some combination thereof) equal to such excess. If the Required Funding Amount so calculated is less than the fair market value of the assets held in trust, the Trustee shall retain such difference.

(g) If, subsequent to a Control Transaction which has not been expressly approved by at least a majority vote of the Continuing Directors, there is a Change in Control, Company shall, as soon as possible, but in no event longer than one (1) day following the Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred. This Required Funding Amount shall be determined in a way that will provide the Trust with sufficient assets, taking into consideration
     Section 3(e), to pay all benefits accrued by the Executives through the date of the Change in Control of the Company under the terms of the Plans in effect on such date. The Company agrees not to challenge the Treasurer's calculation of the required Funding Amount upon and after a Change in Control of the Company.

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(h)  The Company agrees to pay interest on any delinquent payment of the
     Required Funding Amount from the date of a Change in Control of the Company, based upon the daily average of the prime rate charged by the Trustee.

(i) In determining the Required Funding Amount with respect to any payment or series of payments expected to be due more than one year after the date as of which the required Funding Amount is to be determined, the present value of such payment or series of payments shall be calculated by using a discount rate equal to one percentage point less than the then lowest annual yield to maturity on United States Treasury obligations having then remaining maturities approximately equal to the maturity of the payment or payments being valued.

(j) Payment by the Company pursuant to Section 2(a) and 2(e) hereof shall be accompanied by a schedule delivered to the Recordkeeper (as described in Section 4(d) of the individual Plans for whose accounts such payment is being made, which schedule sets forth the amounts delivered in respect of each of the Plans. The Recordkeeper shall maintain in an equitable manner an account for each Plan (the "Account"). Each Account shall consist of contributions to and payments from the Trust Corpus which are allocable to the Plan, and earnings thereon, less disbursements therefrom attributable to the interest of the Plan in the entire Trust Corpus.

Section 3.  Investment Authority

(a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee pursuant to the terms hereof, less amounts distributed from the Trust pursuant to the terms hereof, plus all income earned by the Trust, in whatever form held or invested as provided herein.

(b) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants. Subject to investments guidelines agreed to in writing from time to time by the Trustee and the Benefit Plans Investment Committee until a Change in Control occurs, the Trustee shall have the following powers and discretion in addition to those conferred by law:
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     (1)  To invest and reinvest the Trust Corpus in such stocks (of any classification, including common and preferred stocks), bonds, or other property (real, personal or mixed) and interests in investment companies and investment trusts;

     (2) To sell, exchange, convey, transfer or dispose of, and also to grant options with respect to, any property, whether real or personal, at any time held by it by private contract or by public auction, for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

     (3) To acquire, hold and dispose of any real estate, at such time, in such manner and upon such terms as the Trustee may deem advisable; to retain, manage, operate, repair, improve, partition, mortgage or lease for any term or terms of years any such real estate, or to exchange all or any part thereof for other real estate, upon such terms and conditions as the Trustee deems proper, using other trust assets for any of such purposes if deemed advisable;

     (4) To compromise, compound and settle any debt or obligation due to or from the Trust and to reduce the rate of interest thereon, to extend or otherwise modify, or to foreclose upon default or otherwise enforce or act with respect to any such obligation as the Trustee may deem advisable;

     (5) With respect to stocks, bonds or securities excluding stocks, bonds or securities of the Company, to vote, in person or by general or limited proxy, any stocks or other securities at any time held in the Trust Corpus, at any meeting of stockholders or security holders, in respect to any business which may come before the meeting; to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities; to exercise or sell any conversion or subscription rights appurtenant to any stocks, bonds or other securities at any time held in the Trust Corpus, and to make any and all necessary payments therefor; to join in, and to approve, or to dissent from and to oppose, any
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          corporate act or proceeding, including any reorganization, recapitalization, consolidation, merger, dissolution, liquidation, sale of assets or other action by or plan in respect of corporations or properties, the stocks or securities of which may at any time be held in the Trust Corpus; to deposit with any committee or depository, pursuant to any plan or agreement of protection, reorganization, consolidation, sale, merger, or other readjustment, any property held in the Trust Corpus; and to make payment from the Trust Corpus of any charges or assessments imposed by the terms of any such plan or agreement;

     (6) With respect to stocks, bonds or securities of the Company, the Trustee shall exercise the powers under Section 3(b)(5) at its discretion.

     (7) To accept and hold any securities or other property received by it under the provisions of any of the subdivisions of this Article whether or not the Trustee would be authorized hereunder then to invest therein;

     (8) To borrow money upon such terms and conditions at the Trustee shall deem advisable to carry out the purposes of the Trust and to pledge securities or other property of the Trust Corpus in repayment of any such loan;

     (9) To enforce any right, obligation or claim and in general to protect in any way the interest of the Trust Corpus, either before or after default, and in case the Trustee shall, in its discretion, consider such action for the best interest of the Trust Corpus, to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal which at any time may be held by the Trustee;

     (10) To make, execute, acknowledge and deliver any and all deeds, leases, assignments transfers, conveyances and any and all other instruments necessary or appropriate to carry out any powers herein granted;

     (11) To cause any investments from time to time held by it hereunder to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, and with or without designation of fiduciary capacity, or to retain any investments unregistered or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Corpus;
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     (12) To hold any part or all of the Trust Corpus uninvested; and

     (13) To do all acts which may be necessary or proper and to exercise any and all of the powers of the Trustee under this Agreement upon such terms and conditions as to the Trustee may seem in the best interests of the Trust Corpus.

(c) Upon and after a Change in Control, the Trustee shall use its good faith efforts to invest or reinvest all or such part of the Trust Corpus as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Plans communicated to the Trustee by the Recordkeeper) solely in direct obligations of the United States of America or agencies thereof or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, and with respect to such investments the Trustee shall have the powers and discretion set forth in Section 3(b) in addition to those conferred by law; provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth under Section 3(c), nor for any loss of income due to liquidation of any investment which liquidation is necessary to make payments or to reimburse expenses under the terms of this Trust.

(d)  All losses of income or principal in respect of, and expenses
     (including taxes and, as provided in Section 9   hereof, any expenses
     of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable by the Company (or certain of its subsidiaries) pursuant to Section 4 hereof. The
     Trustee shall promptly notify the Company in writing of the amount of such reimbursement. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any reimbursement amount specified by the Trustee, together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee.
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(e)  Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 4.  Payments to Plan Participants and Their Beneficiaries

(a) By its acceptance of this Trust the Trustee hereby agrees to the designation by the Company of Towers Perrin as its recordkeeper ("Recordkeeper") under this Trust. It is recognized that the Trustee shall have no responsibility hereunder for the continued retention of the Recordkeeper and/or any responsibility assigned to said Recordkeeper or its performance thereof. Upon and after a Change in Control of the Company, the Trustee shall have the sole authority to retain, dismiss or appoint the Recordkeeper for the Trust on such terms and conditions as the Trustee deems appropriate. The Company shall pay or reimburse the Trustee for all fees and expenses of the Recordkeeper.

(b) Except for the records dealing solely with the Trust Corpus and its investment, which shall be maintained by the Trustee, the Recordkeeper shall maintain all the records contemplated by this Agreement, including the maintenance of the separate Accounts of each Plan under this Trust and the maintenance of Executives' Plan interests. The Recordkeeper shall also be responsible for information with respect to payments to Executives and shall perform such other duties and responsibilities as the Trustee determines are necessary or advisable to achieve the objectives of this Trust.

(c) Upon the establishment of this Trust or as soon thereafter as practicable, the Company shall furnish to the Recordkeeper all the information necessary to determine the benefits payable to or with respect to each Executive in each Plan, including any benefits payable after the Executive's death and the recipient of same. The Company shall regularly, at least annually, furnish revised up-dated information to the Recordkeeper. In the event the Company refuses or neglects to provide updated Executive information, as contemplated herein, the Recordkeeper shall be entitled to rely upon the most recent information furnished to it by the Company.
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(d)  The Recordkeeper, on behalf of the Company, shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(e) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Recordkeeper, on behalf of the Company, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans and this Trust Agreement.

(f) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee and Recordkeeper of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

(g) The Recordkeeper shall notify the Executive or the beneficiary of a deceased Executive that Executive's benefits under a Plan have become payable. Such notice shall include the amount of such benefits, the manner of payment and the name, address and social security number of the Executive.
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(h)  All benefits payable from the Trust Corpus to an Executive or his beneficiary under a Plan shall be paid solely from the Account of such Plan. Upon the satisfaction of all liabilities under a Plan in respect of Executives under a Plan, the Recordkeeper shall prepare a certification to the Trustee showing the balance, if any, remaining in the Account for such Plan. Such balance shall thereupon be reallocated ratably by the Recordkeeper to the Accounts of other Plans covered by this Agreement (including Accounts which may have previously been reduced to a zero balance) in the ratio that liabilities in respect of each such Plan bear to the total liabilities of all such Plans. Upon the satisfaction of all liabilities of the Company under all Plans, the Recordkeeper shall prepare a certification to the Trustee and the Trustee shall thereupon distribute the Trust Corpus to the Company. The Trustee and the Recordkeeper shall have no responsibility for determining whether any Executive or beneficiary has died and shall be entitled to rely upon information furnished by the Company.

(i) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or with respect to which the time for appeal has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive, is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee, on receipt by the Trustee, of such opinion or notice of such determination, shall pay to each Executive the portion of the Trust Corpus includible in such Executive's federal gross income.

(j)  The Company agrees to indemnify and hold harmless the Recordkeeper from and against any and all damages, losses, claims, fees or expenses as incurred (including expenses of investigation and fees or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Recordkeeper) arising out of or in connection with the performance by the Recordkeeper of its duties hereunder. Any amount payable to the Recordkeeper under paragraph (a)
     of this Section 4 or this paragraph (j) and not previously paid by the Company shall be paid by the Company promptly upon demand therefore by the Trustee or, if not paid by the Company within 30 days of the
     Trustee's demand, from the Trust Corpus.  In the event that payment is made hereunder to the Recordkeeper from the Trust Corpus,
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     the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (a) of this Section 4 or this paragraph (j), together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee. The failure of the Company to transfer any such amount shall not in any way impair the Recordkeeper's right to indemnification, reimbursement and payment pursuant to paragraph (a) of this Section 4 or this paragraph (j).

(k) The Recordkeeper may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company, or if a Change in Control shall previously have occurred, the Trustee, specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company, or if a Change in Control shall previously have occurred, the Trustee, shall appoint a successor recordkeeper, such recordkeeper to become Recordkeeper hereunder upon the resignation date specified in such notice. If the Company or the Trustee is unable to appoint a successor recordkeeper within 60 days after such notice, the Recordkeeper shall be entitled, at the expense of the Company, to petition a United States District Court or any court of competent jurisdiction in the state in which the Recordkeeper maintains its principal place of business to appoint its successor. The Recordkeeper shall continue to serve until its successor accepts the responsibility of recordkeeper. The Company, or if a Change in Control shall previously have occurred, the Trustee, may at any time substitute a new recordkeeper by giving 15 days notice thereof of the Recordkeeper then acting. In the event of such removal or resignation, the Recordkeeper shall provide its successor with the records and information in its possession relating to the performance of its duties under this Trust.

Section 5. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
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(b)  At all times during the continuance of this Trust, as provided in
     Section 1(D) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

     (2) Unless Trustee has actual knowledge of Company's insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

     (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

     (4) Trustee shall resume the payments of benefits to Plan participants or their beneficiaries in accordance with Section 4 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
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(c)  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 5(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 6.  Payments to Company

(a) In the event the Company delivers the Required Funding Amount to the Trustee because of a Potential Change in Control, the Trust Corpus shall be returned to the Company one year after delivery of the Required Funding Amount to the Trustee unless a Change in Control shall have occurred during such one-year period. Such one-year period shall recommence in the event of and upon the date of any subsequent Potential Change in Control. If another Potential Change in Control should occur after the Trust Corpus has been returned to the Company as provided in this Section 6(a), the Company shall deliver a new Required Funding Amount to the Trustee pursuant to Section 2. The Company shall notify the Trustee of the occurrence of a Potential Change in Control and Change in Control and the Trustee may rely on such notice.

(b) Except as provided in Section 5 hereof, after the trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

Section 7.  Disposition of Income.

During the term of this trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8.  Claims Procedures

(a) The Company agrees that by establishment of this Trust it hereby forgoes any review (judicial or otherwise) of certifications by the Recordkeeper as to the benefit payable to any persons hereunder.
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(b)  If a dispute arises as to the amounts or timing of any benefits or the persons entitled thereto under this Trust, such dispute shall be resolved under a claims review procedure established and maintained by the Recordkeeper that includes the following:

     (1)  The manner in which a claim is made.

     (2) Provisions to the effect that, in the event of a denial of a claim as to the amount of any distribution and/or the method of payment under any Plan by the Recordkeeper, a claimant will be given notice in writing of such detail within 90 days, which notice will set forth the reason for the denial, the pertinent Plan provision on which the denial is based, a description of the information necessary to perfect the claim and an explanation of why such information is necessary, and appropriate steps to be taken by the claimant to submit the claim for review.

     (3) Provisions to the effect that the claimant may request a review of such denial by filing notice in writing with the Recordkeeper, within 60 days after receipt of such denial, may review pertinent documents and may submit issues and comments in writing.

     (4) Provisions for the Recordkeeper, in its discretion, to request a meeting to clarify an immediate matters it deems appropriate.

     (5) Provisions to the effect that all interpretations, determinations, and decisions of the Recordkeeper in respect to any matter will be final, conclusive, and binding upon the claimant.

(c) By making a Plan subject to the Trust, the claims review procedures of paragraph (b) of this Section 8 supersede any claims review procedures in the Plan to the extent of any benefits payable from the Trust.

Section 9.  Trustee

(a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this trust against the Trustee.
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(b)  The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus and shall render to the Company (and the Executives after a Change in Control of the Company has occurred), on or prior to each April 1 following the date this Trust was created until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). Unless the Company (or any Executive after a Change in Control of the Company has occurred) shall have filed with the Trustee written exceptions or objections to any such statement and account within 180 days after receipt thereof, the Company or any Executive, as the case may be, shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and any Executive were parties.

(c) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

(d) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel.

(e) The Trustee shall be reimbursed by the Company for its reasonable expenses, including without limitation any expenses incurred under paragraph (g) of this Section 9, incurred in connection with the performance of its duties hereunder and shall be paid such fees for the performance of such duties as may be agreed upon in writing from time to time between the Company and the Trustee. After a Change in Control of the Company has occurred, the fees of the Trustee shall be determined by the application of the current rates then charged by the Trustee for the provision of the types of investment and trustee services contemplated in this Trust to trusts of a similar character. The Trustee's reasonable expenses and fees shall be paid in the manner provided by paragraph (f) of this Section 9.

16

(f) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph
     (e) of this Section 9 or this paragraph (f) and not previously paid by the Company shall be paid by the Company promptly upon demand therefore by the trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (e) of this Section 9 or this paragraph
     (f), together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (e) of this Section 5.01 or this paragraph (f).

(g) The Trustee is specifically authorized and required to take such action as may be necessary or appropriate, including the institution of litigation or other legal process, to enforce the Company's obligations hereunder or under the Plans on behalf of either itself or the Executives, and any expenses thus incurred by the Trustee shall be paid or reimbursed by the Company pursuant to paragraphs (e) and (f) of this Section 9.

(h) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

17

(i) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 10.  Resignation and Removal of Trustee.

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise. If a Change of Control shall previously have occurred, the Trustee shall give such resignation notice, in writing, to the Company and the Executives, specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company, or if a Change in Control shall previously have occurred, the Company and at least 80% of the Executives then entitled to receive payments hereunder, shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company and such Executives are unable to appoint a successor trustee within 60 days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any court of competent jurisdiction in the state in which the Trustee maintains its principal place of business to appoint its successor, in accordance with section 10(c). The Trustee shall continue to serve until its successor accepts the Trust and receives delivery of the Trust Corpus. The Company, or if a Change in Control shall previously have occurred, the Company and at least 80% of the Executives then entitled to receive payments hereunder, may at any time substitute a new trustee by giving 15 days notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company and, on and after a Change in Control, the Executives, a written statement or statements of accounts and proceedings as provided in Section 9(b) hereof for the period since the last previous annual accounting of the Trust, and if written objections to such account are not filed as provided in Section 9(b) hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee and any successor thereto appointed hereunder shall be a corporate professional trustee which is not an affiliate of the Company but which has equity in excess of $100,000,000.00.

18

(b) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(c) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraph (a) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Termination

Except as provided herein, this Trust shall be irrevocable. At any time prior to a Change in Control of the Company, this Trust may be terminated by the Compensation Committee. Upon or after a Change in Control of the Company, this trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 2(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

Section 12.  Amendment or Waiver

(a) This Trust may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b) hereof.

(b) Upon and after a Change in Control of the Company, the following rules will govern amendments and waivers: (1) this Trust may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of at least 80% of the Executives then entitled to receive payments hereunder; (2) the parties hereto, together with the consent of not less than 80% of the Executives then entitled to receive payments hereunder, may at any time waive compliance with any of the agreements or conditions contained herein; (3) any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive; and (4) no such

19

     amendment or waiver relating to this Trust may be made with respect to a particular Executive unless such Executive has agreed in writing to such amendment or waiver.

Section 13.  Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such without invalidating the remaining provisions hereof.

(b) Benefits payable to plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated pledge, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) For purposes of this Trust, the phrase "subsequent to a Control Transaction which has not been expressly approved by at least a majority vote of the Continuing Directors, there is a change in Control" shall be determined by applying the following definitions:

     (1) "Control Transaction" shall mean any of the following transactions or any combination thereof: (A) any tender offer for or acquisition of capital stock of the Company, (B) any merger, consolidation, or sale of all or substantially all of the assets of the Company, or (C) the submission of a nominee or nominees for the position of director of the Company by shareholder or a Group of shareholders in a proxy solicitation or otherwise.

     (2) "Continuing Director" shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

     (3) "Change in Control" shall be deemed to have occurred for purposes of this Plan, if (A) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to the Company or to all or substantially all of its assets) or (B) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding voting shares.

20

     (4) "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(d) For purposes of this Trust, a "potential Change in Control" of the Company shall be deemed to have occurred if subsequent to the effective date of the Trust any of the following events or transactions has occurred: (1) any Person (other than the Company) makes a tender offer for capital stock of the Company; (2) and Person becomes the beneficial owner, directly or indirectly, of capital stock of the Company in an amount which requires the filing of Schedule 13D or its equivalent form pursuant to the Rules and Regulations under the Securities Exchange Act of 1934 as may from time to time be amended; (3) the submission of a nominee or nominees for the position of director of the Company by a shareholder or shareholders in a proxy solicitation or otherwise which, in its judgment the Board of Directors determines by adoption of a resolution within 30 days of such submission, might result in a Change in Control of the Company; (4) any Person files a pre-merger notification for the acquisition of capital stock of the Company pursuant to the Hart-Scott-Rodino Act; or (5) the Board of Directors of the Company in its judgment determines by adoption of a resolution that a Potential Change in Control of the Company for purposes of this trust has occurred.

Section 14.  Further Assurances

The Company shall, at any time and from time to time, upon the reasonable request of the Trustee and/or Recordkeeper, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

Section 15.  Certain Provisions Relating to This Trust

(a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any an all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

(b) This Trust shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, other than and without reference to any provisions of such laws regarding choice of laws of conflict of laws. The situs of this Trust shall be Philadelphia County, Pennsylvania.

21

(c) The interests of the Executives hereunder are not subject to assignment or alienation.

(d) Nothing in this Trust shall in any way diminish any rights of a Executive to pursue his rights as a general creditor of the company (or certain of its subsidiaries) under the Plans.

(e) The Trustee by joining in the execution of this Trust hereby signifies its acceptance of the Trust hereby created.

(f) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

Section 16.  Authorization

(a) Any action of the Board of Directors or by the Compensation Committee pursuant to this Trust shall be evidenced by a resolution adopted by the Board of Directors (or a duly authorized committee thereof) or the Compensation Committee that is certified to the Trustee and Recordkeeper by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee and Recordkeeper shall be fully protected in acting in accordance with such resolution.

(b) Any action of the Benefit Plans Investment Committee pursuant to this Trust shall be evidence by a written notice or direction to such effect over the signature of any member (or duly authorized representative) of the Benefit Plans Investment Committee, and the Trustee and the Recordkeeper shall be fully protected in acting in accordance with such resolution. The Company shall provide to the Trustee and the Recordkeeper in writing from time to time the names and specimen signatures of all persons designated as members of the Benefit Plans Investment Committee. The Benefit Plans Investment Committee shall provide to the Trustee and the Recordkeeper in writing from time to time the names and specimen signatures of the person or persons authorized to act on its behalf. The Trustee and the Recordkeeper shall be fully protected in acting in accordance with such notices or directions.

22

(c) Any action of the Chief Executive Officer or Treasurer pursuant to this Trust shall be evidence by a written notice or direction to such effect over the signature of such officer, and the Trustee and the Recordkeeper shall be fully protected in acting in accordance with such notices or directions.

(d) Any action of the Company pursuant to this Trust shall be evidenced by a written notice or direction to such effect over the signature of any officer or other representative of the Company who shall have been certified to the Trustee and the Recordkeeper by the President, Treasurer or Secretary of the Company as having such authority. The President, Treasurer or Secretary of the Company shall provide to the Trustee and the Recordkeeper in writing from time to time the names and specimen signatures of the officers and other representatives authorized to act on behalf of the Company. The Trustee and the Recordkeeper shall be fully protected in acting in accordance with such notices or directions.

Section 17.  Notices

Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

  If to the Board of Directors:    Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  Corporate Secretary

  If to the Compensation
  Committee:                       Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  Secretary
                                   Compensation Committee

  If to the Benefit
  Plans Investment Committee:      Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  Secretary, Benefit
                                   Plans Investment Committee

  If to the Chief Executive
  Officer:                         Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  Chief Executive
                                   Officer

23

  If to the Treasurer:             Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  Treasurer

  If to the Company:               Sun Company, Inc.
                                   Philadelphia, PA  19103
                                   Attention:  General Counsel

  If to the Trustee:               Mellon Bank, N.A.
                                   One Mellon Bank Center
                                   Pittsburgh, PA  15258
                                   Attention:  Anne Ayoob

  If to the Recordkeeper:          Towers Perrin
                                   Centre Square West
                                   1500 Market Street
                                   Philadelphia, PA  19102
                                   Attention:
                                   Vice President and Director

If to an Executive, to the address of such Executive provided by the Recordkeeper.

A Notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

24

Section 18.  Trust Beneficiaries

Upon and after a Change in Control of the Company, each Executive is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

Section 19.  Counterparts

This Trust may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.


                                   SUN COMPANY, INC.
                                     (the "Company")



                              By:  /s/MALCOLM I. RUDDOCK, JR.
                                   ---------------------------
                                   Malcolm I. Ruddock, Jr.
                                   Treasurer



                                   TOWERS PERRIN
                                     (the "Recordkeeper")



                              By:  /s/CLYDE BEERS
                                   ---------------------------
                                   Vice President and Director



                                   MELLON BANK, N.A.
                                     (the "Trustee")



                              By:  /s/ROBERT T. BORZA
                                   ---------------------------
                                   Vice President

25

                                APPENDIX A
                                ----------


(1)  Sun Company, Inc. Executive Retirement Plan ("SERP");

(2)  Sun Company, Inc. Deferred Compensation Plan;

(3)  Sun Company, Inc. Pension Restoration Plan;

(4)  Sun Company, Inc. Savings Restoration Plan.

(5)  Sun Company, Inc. Special Employee Severance Plan

(6)  Indemnification Agreements with the following senior executives:

     (a)  Robert M. Aiken, Jr.

     (b)  Robert H. Campbell

     (c)  John G. Driscoll

     (d)  John G. Drosdick

     (e)  Jack L. Foltz

     (f)  Deborah M. Fretz

     (g)  Thomas W. Hofmann

     (h)  David E. Knoll

     (i)  Ann C. Mule

     (j)  Malcolm I. Ruddock, Jr.

     (j)  Sheldon L. Thompson